UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2013 (November 22, 2013)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indentures

On November 22, 2013, (i) Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), entered into Supplemental Indenture No. 1 (the “Holdings Supplemental Indenture”) between Holdings and Wells Fargo Bank, National Association (the “Trustee”) to the indenture, dated as of October 5, 2010 (the “Existing Holdings Indenture”), between Holdings and the Trustee, relating to Holdings’ 11.625% Senior Notes due 2015 (the “Existing Holdings Notes”) and (ii) Affinion Group, Inc., a Delaware corporation (“AGI”), entered into Supplemental Indenture No. 9 (the “AGI Supplemental Indenture” and, together with the Holdings Supplemental Indenture, the “Supplemental Indentures”) among AGI, the subsidiary guarantors named therein and the Trustee, to the indenture, dated as of April 26, 2006 (as supplemented, the “Existing AGI Indenture” and, together with the Existing Holdings Indenture, the “Existing Indentures”), among AGI, the subsidiary guarantors named therein and the Trustee, relating to AGI’s 11 1⁄2% Senior Subordinated Notes due 2015 (the “Existing AGI Notes” and, together with the Existing Holdings Notes, the “Existing Notes”).

The Supplemental Indentures amend the Existing Indentures by eliminating substantially all of the restrictive covenants and certain of the default provisions contained in the Existing Indentures, as described below (the “Amendments”). The Existing Holdings Indenture provides that a supplemental indenture of this type may be entered into upon receipt of consents from holders representing a majority in principal amount of the Existing Holdings Notes, excluding Existing Holdings Notes held by Holdings or its affiliates. The Existing AGI Indenture provides that a supplemental indenture of this type may be entered into upon receipt of consents from holders representing a majority in principal amount of the Existing AGI Notes, excluding Existing AGI Notes held by AGI or its affiliates. Prior to the execution of the Supplemental Indentures, we solicited and received the required consents to the Amendments in connection with the offers to exchange and consent solicitations for the outstanding Existing Notes (the “Exchange Offers”). The Amendments will become operative upon the consummation of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on December 9, 2013, unless extended or earlier terminated by us.

The Amendments change the terms of the Existing Indentures as follows:

The Amendments eliminate the following sections of the Existing Holdings Indenture:

Existing Section Number	Caption

SECTION 4.02	Reports and Other Information.

SECTION 4.03	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

SECTION 4.04	Limitation on Restricted Payments.

SECTION 4.05	Dividend and Other Payment Restrictions Affecting Subsidiaries.

SECTION 4.06	Asset Sales.

SECTION 4.07	Transactions with Affiliates.

SECTION 4.08	Change of Control

SECTION 4.12	Liens.

SECTION 5.01(a) Paragraph (iv)	Merger, Consolidation or Sale of All or Substantially All Assets.

SECTION 6.01 Paragraphs (c), (d, (e), (f) and (i)	Events of Default.

The Amendments eliminate the following sections of the Existing AGI Indenture:

Existing Section Number	Caption

SECTION 4.02	Reports and Other Information.

SECTION 4.03	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

SECTION 4.04	Limitation on Restricted Payments.

SECTION 4.05	Dividend and Other Payment Restrictions Affecting Subsidiaries.

SECTION 4.06	Asset Sales.

SECTION 4.07	Transactions with Affiliates.

SECTION 4.08	Change of Control

SECTION 4.11	Future Guarantors.

SECTION 4.12	Liens.

SECTION 4.14	Limitation on Other Senior Subordinated Indebtedness.

SECTION 5.01(a) Paragraph (iv)	Merger, Consolidation or Sale of All or Substantially All Assets.

SECTION 6.01 Paragraphs (c), (d, (e), (f) and (i)	Events of Default.

Copies of the Supplemental Indentures are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference. The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to the full text of the Supplemental Indentures.

Amendment to the Support Agreement

On November 22, 2013, Holdings and AGI entered into an Amendment (the “Amendment”) to the Support Agreement, dated as of November 7, 2013, among Holdings, AGI, Affinion Investments, LLC and certain holders of Existing Notes. The Amendment approves the reduction of the minimum aggregate principal amount of Existing Holdings Notes required to be tendered to $292.5 million as a condition to closing the Exchange Offers.

Item 8.01. Other Events.

On November 22, 2013, Holdings and AGI issued a press release announcing the reduction in the minimum condition in the Exchange Offers, the results of the Exchange Offers as of 5:00 p.m., New York City time, on November 21, 2013 and Holdings’ and AGI’s entry into the Supplemental Indentures. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	Supplemental Indenture No. 1 dated November 22, 2013, to the Existing Holdings Indenture

4.2	Supplemental Indenture No. 9 dated November 22, 2013, to the Existing AGI Indenture

99.1	Press Release issued by Affinion Group Holdings, Inc. and Affinion Group, Inc. dated November 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: November 25, 2013	By:	/s/ Mark G. Gibbens
Name: Mark G. Gibbens
Title: Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: November 25, 2013	By:	/s/ Mark G. Gibbens
Name: Mark G. Gibbens
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Supplemental Indenture No. 1 dated November 22, 2013, to the Existing Holdings Indenture

4.2	Supplemental Indenture No. 9 dated November 22, 2013, to the Existing AGI Indenture

99.1	Press Release issued by Affinion Group Holdings, Inc. and Affinion Group, Inc. dated November 22, 2013